Exhibit 99.1

Air Lease Corporation Announces First Quarter 2018 Results

Los Angeles, California, May 10, 2018 — Air Lease Corporation (ALC) (NYSE: AL) announces financial results for the three months ended March 31, 2018.

• Revenues:

◦  $381 million for the three months ended March 31, 2018, an increase of 5.8%

• Diluted earnings per share:

◦  $1.00 for the three months ended March 31, 2018, an increase of 28.2%

• Adjusted diluted earnings per share before income taxes:

◦  $1.38 for the three months ended March 31, 2018, an increase of 3.8%

• Margin:

◦  Pre-tax margin of 37.1% for the three months ended March 31, 2018

◦  Adjusted pre-tax margin of 40.1% for the three months ended March 31, 2018

• Return on equity:

◦  Pre-tax return on equity of 16.1% for the trailing twelve months ended March 31, 2018

◦  Adjusted pre-tax return on equity of 17.3% for the trailing twelve months ended March 31, 2018

Highlights

• Took delivery of four aircraft from our order book and five incremental aircraft from the secondary market, representing $441 million in capital expenditures, ending the quarter with $13.6 billion in aircraft with a weighted average age of 3.9 years and a weighted average lease term remaining of 6.7 years.

• Our aircraft on order are 100% placed through 2019 and 81% placed through 2020 on long term leases.

• Signed a firm order with Boeing for an additional eight Boeing 737-8 MAX aircraft with deliveries beginning in 2020 through 2022.

• Ended the quarter with $23.5 billion in committed minimum future rental payments consisting of $10.2 billion in contracted minimum rental payments on the aircraft in our existing fleet and $13.3 billion in minimum future rental payments related to aircraft delivering in the future.

• Issued $1.25 billion of unsecured senior notes including $550 million of 2.50% unsecured senior notes due 2021 and $700 million of 3.25% unsecured senior notes due 2025.

• In May 2018, completed an amendment to our Syndicated Unsecured Revolving Credit Facility, increasing the capacity to $4.5 billion and extending the final maturity to May 2022 with an interest rate of LIBOR plus 1.05%.

• Declared a quarterly cash dividend of $0.10 per share on our outstanding common stock for the first quarter of 2018.  The dividend will be paid on July 10, 2018 to holders of record of our common stock as of June 5, 2018.

“We had another strong quarter of growth in revenues and earnings per share.  We were also able to add nine aircraft to our industry leading fleet and eight planes for future delivery.  Global passenger growth remains strong, as do our financial metrics and forward lease placements,” said John L. Plueger, Chief Executive Officer and President.

“The airline industry continues to perform well, with IATA forecasting another year of global industry profits in excess of $30 billion.  Supply chain delays and engine technical issues continue to have a short term impact on new aircraft deliveries.  As such, we continue to source aircraft opportunistically,” said Steven F. Udvar-Házy, Executive Chairman of the Board.

The following table summarizes the results for the three months ended March 31, 2018 and 2017 (in thousands, except per share amounts and percentages):

	Three Months Ended March 31,
	2018	2017	$ change	% change
Revenues	$381,209	$360,187	$21,022	5.8%
Income before taxes	$141,319	$133,878	$7,441	5.6%
Net income	$110,651	$84,937	$25,714	30.3%
Adjusted net income before income taxes(1)	$152,773	$146,643	$6,130	4.2%
Diluted EPS	$1.00	$0.78	$0.22	28.2%
Adjusted diluted EPS before income taxes(1)	$1.38	$1.33	$0.05	3.8%

(1)  Adjusted net income before income taxes and adjusted diluted earnings per share before income taxes have been adjusted to exclude the effects of certain non-cash items, one-time or non-recurring items, that are not expected to continue in the future and certain other items. See note 1 under the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted net income before income taxes and adjusted diluted EPS before income taxes and a reconciliation to their most comparable GAAP financial measures.

Flight Equipment Portfolio

Our fleet grew by 2.3% based on net book value of $13.6 billion as of March 31, 2018 compared to $13.3 billion as of December 31, 2017.  As of March 31, 2018, our fleet was comprised of 253 owned aircraft, with a weighted-average age and remaining lease term of 3.9 years and 6.7 years, respectively, and 49 managed aircraft.  We have a globally diversified customer base of 93 airlines in 56 countries.

During the quarter ended March 31, 2018, we took delivery of four aircraft from our order book and five incremental aircraft from the secondary market ending the quarter with 253 aircraft in our operating lease portfolio.

Below are the key portfolio metrics of our fleet:

	March 31, 2018	December 31, 2017
Aggregate fleet net book value	$13.6 billion	$13.3 billion
Weighted-average fleet age(1)	3.9 years	3.8 years
Weighted-average remaining lease term(1)	6.7 years	6.8 years

Fleet size	253	244
Managed fleet	49	50
Order book	372	368
Total	674	662

Current fleet contracted rentals	$10.2 billion	$10.1 billion
Committed fleet rentals	$13.3 billion	$13.3 billion
Total committed rentals	$23.5 billion	$23.4 billion

(1)  Weighted-average fleet age and remaining lease term calculated based on net book value.

The following table details the region concentration of our fleet:

	March 31, 2018	December 31, 2017
Region	% of Net Book Value	% of Net Book Value
Europe	31.3%	31.7%
Asia (excluding China)	23.4%	22.4%
China	19.8%	20.5%
The Middle East and Africa	11.7%	11.2%
Central America, South America and Mexico	6.7%	7.0%
U.S. and Canada	4.4%	4.5%
Pacific, Australia and New Zealand	2.7%	2.7%
Total	100.0%	100.0%

The following table details the composition of our fleet by aircraft type:

	March 31, 2018		December 31, 2017
Aircraft type	Number of Aircraft	% of Total	Number of Aircraft	% of Total
Airbus A319-100	1	0.4%	1	0.4%
Airbus A320-200	42	16.6%	40	16.4%
Airbus A320-200neo	5	2.0%	5	2.1%
Airbus A321-200	29	11.4%	29	11.9%
Airbus A321-200neo	6	2.4%	5	2.1%
Airbus A330-200	15	5.9%	15	6.2%
Airbus A330-300	5	2.0%	5	2.0%
Airbus A350-900	3	1.2%	2	0.9%
Boeing 737-700	5	2.0%	3	1.2%
Boeing 737-800	103	40.7%	102	41.8%
Boeing 737-8 MAX	4	1.6%	2	0.8%
Boeing 767-300ER	1	0.4%	1	0.4%
Boeing 777-200ER	1	0.4%	1	0.4%
Boeing 777-300ER	24	9.5%	24	9.8%
Boeing 787-9	8	3.1%	8	3.3%
Embraer E190	1	0.4%	1	0.3%
Total	253	100.0%	244	100.0%

Debt Financing Activities

We ended the first quarter of 2018 with total debt financing, net of discounts and issuance costs, of $9.9 billion, resulting in a debt to equity ratio of 2.34:1.

Our debt financing was comprised of unsecured debt of $9.5 billion representing 95.0% of our debt portfolio as of March 31, 2018 as compared to 94.6% as of December 31, 2017.  Our fixed rate debt represented 91.1% of our debt portfolio as of March 31, 2018 as compared to 85.4% as of December 31, 2017.  Our composite cost of funds increased to 3.28% as of March 31, 2018 as compared to 3.20% as of December 31, 2017.

Our debt financing was comprised of the following at March 31, 2018 and December 31, 2017 (dollars in thousands):

	March 31, 2018	December 31, 2017
Unsecured
Senior notes	$8,768,445	$8,019,871
Revolving credit facility	337,000	847,000
Convertible senior notes	199,975	199,983
Term financings	195,016	203,704
Total unsecured debt financing	9,500,436	9,270,558
Secured
Term financings	458,371	484,036
Export credit financing	43,256	44,920
Total secured debt financing	501,627	528,956

Total debt financing	10,002,063	9,799,514
Less: Debt discounts and issuance costs	(114,564)	(100,729)
Debt financing, net of discounts and issuance costs	$9,887,499	$9,698,785
Selected interest rates and ratios:
Composite interest rate(1)	3.28%	3.20%
Composite interest rate on fixed-rate debt(1)	3.29%	3.27%
Percentage of total debt at fixed-rate	91.07%	85.42%

(1)  This rate does not include the effect of upfront fees, undrawn fees or amortization of debt discounts and issuance costs.

Conference Call

In connection with this earnings release, Air Lease Corporation will host a conference call on May 10, 2018 at 4:30 PM Eastern Time to discuss the Company's financial results for the first quarter of 2018.

Investors can participate in the conference call by dialing (855) 308-8321 domestic or (330) 863-3465 international. The passcode for the call is 6995138.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

For your convenience, the conference call can be replayed in its entirety beginning at 7:30 PM ET on May 10, 2018 until 7:30 PM ET on May 17, 2018. If you wish to listen to the replay of this conference call, please dial (855) 859-2056 domestic or (404) 537-3406 international and enter passcode 6995138.

About Air Lease Corporation (NYSE: AL)

Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC's website at www.airleasecorp.com.

Contact

Investors:

Mary Liz DePalma

Assistant Vice President, Investor Relations

Email: mdepalma@airleasecorp.com

Media:

Laura Woeste

Manager, Media and Investor Relations

Email: lwoeste@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

• our inability to make acquisitions of, or lease, aircraft on favorable terms;

• our inability to sell aircraft on favorable terms;

• our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

• our inability to effectively oversee our managed fleet;

• our inability to obtain refinancing prior to the time our debt matures;

• impaired financial condition and liquidity of our lessees;

• deterioration of economic conditions in the commercial aviation industry generally;

• increased maintenance, operating or other expenses or changes in the timing thereof;

• changes in the regulatory environment;

• unanticipated impacts of the Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”), including as a result of changes in assumptions we make in our interpretation of the Tax Reform Act, guidance related to application of the Tax Reform Act that may be issued in the future, and actions that we may take as a result of our expected impact of the Tax Reform Act;

• potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and

• the factors discussed under “Part I – Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2017, and other SEC filings, including future SEC filings.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	March 31, 2018	December 31, 2017
	(unaudited)
Assets
Cash and cash equivalents	$252,491	$292,204
Restricted cash	19,133	16,078
Flight equipment subject to operating leases	15,544,868	15,100,040
Less accumulated depreciation	(1,955,924)	(1,819,790)
	13,588,944	13,280,250
Deposits on flight equipment purchases	1,567,690	1,562,776
Other assets	516,588	462,856
Total assets	$15,944,846	$15,614,164
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$281,122	$309,182
Debt financing, net of discounts and issuance costs	9,887,499	9,698,785
Security deposits and maintenance reserves on flight equipment leases	894,323	856,140
Rentals received in advance	106,844	104,820
Deferred tax liability	548,435	517,795
Total liabilities	$11,718,223	$11,486,722
Shareholders’ Equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 103,979,834 and 103,621,629 shares at March 31, 2018 and December 31, 2017, respectively	1,040	1,036
Class B non-voting common stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	—	—
Paid-in capital	2,258,987	2,260,064
Retained earnings	1,966,596	1,866,342
Total shareholders’ equity	$4,226,623	$4,127,442
Total liabilities and shareholders’ equity	$15,944,846	$15,614,164

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

	Three Months Ended March 31,
	2018	2017
	(unaudited)
Revenues
Rental of flight equipment	$377,862	$354,653
Aircraft sales, trading and other	3,347	5,534
Total revenues	381,209	360,187

Expenses
Interest	68,943	67,063
Amortization of debt discounts and issuance costs	8,022	8,992
Interest expense	76,965	76,055

Depreciation of flight equipment	136,134	123,909
Selling, general and administrative	23,359	22,572
Stock-based compensation	3,432	3,773
Total expenses	239,890	226,309

Income before taxes	141,319	133,878
Income tax expense	(30,668)	(48,941)
Net income	$110,651	$84,937

Net income per share of Class A and B common stock
Basic	$1.07	$0.83
Diluted	$1.00	$0.78
Weighted-average shares outstanding
Basic	103,747,920	102,947,611
Diluted	112,230,410	111,429,926

Other financial data
Pre-tax profit margin	37.1%	37.2%
Adjusted net income before income taxes(1)	$152,773	$146,643
Adjusted margin before income taxes(1)	40.1%	40.7%
Adjusted diluted earnings per share before income taxes(1)	$1.38	$1.33
Pre-tax return on equity (TTM)	16.1%	17.4%
Adjusted pre-tax return on equity (TTM)(1)	17.3%	18.8%

(1)

Adjusted net income before income taxes (defined as net income excluding the effects of certain non-cash items, one-time or non-recurring items, that are not expected to continue in the future and certain other items), adjusted margin before income taxes (defined as adjusted net income before income taxes divided by total revenues), adjusted pre-tax return on equity (defined as adjusted net income before income taxes divided by average shareholders' equity) and adjusted diluted earnings per share before income taxes (defined as adjusted net income before income taxes divided by the weighted average diluted common shares outstanding) are measures of operating performance that are not defined by GAAP and should not be considered as an alternative to net income, pre-tax profit margin, earnings per share, pre-tax return on equity, and diluted earnings per share, or any other performance measures derived in accordance with GAAP. Adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes, are presented as supplemental disclosure because management believes they provide useful information on our earnings from ongoing operations.

Management and our board of directors use adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes to assess our consolidated financial and operating performance.  Management believes these measures are helpful in evaluating the operating performance of our ongoing operations and identifying trends in our performance, because they remove the effects of certain non-cash items, one-time or non-recurring items that are not expected to continue in the future and certain other items from our operating results.  Adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes, however, should not be considered in isolation or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes do not reflect our cash expenditures or changes in our cash requirements for our working capital needs. In addition, our calculation of adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes may differ from the adjusted net income before income taxes, adjusted margin before income taxes, adjusted pre-tax return on equity and adjusted diluted earnings per share before income taxes or analogous calculations of other companies in our industry, limiting their usefulness as a comparative measure.

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share, per share amounts and percentages)

The following tables show the reconciliation of net income to adjusted net income before income taxes and adjusted margin before income taxes (in thousands, except percentages):

	Three Months Ended March 31,
	2018	2017
	(unaudited)
Reconciliation of net income to adjusted net income before income taxes:
Net income	$110,651	$84,937
Amortization of debt discounts and issuance costs	8,022	8,992
Stock-based compensation	3,432	3,773
Provision for income taxes	30,668	48,941
Adjusted net income before income taxes	$152,773	$146,643
Adjusted margin before income taxes(1)	40.1%	40.7%

(1)  Adjusted margin before income taxes is adjusted net income before income taxes divided by total revenues

The following table shows the reconciliation of net income to adjusted diluted earnings per share before income taxes (in thousands, except share and per share amounts):

	Three Months Ended March 31,
	2018	2017
	(unaudited)
Reconciliation of net income to adjusted diluted earnings per share before income taxes:
Net income	$110,651	$84,937
Amortization of debt discounts and issuance costs	8,022	8,992
Stock-based compensation	3,432	3,773
Provision for income taxes	30,668	48,941
Adjusted net income before income taxes	$152,773	$146,643
Assumed conversion of convertible senior notes	1,739	1,424
Adjusted net income before income taxes plus assumed conversions	$154,512	$148,067
Weighted-average diluted shares outstanding	112,230,410	111,429,926
Adjusted diluted earnings per share before income taxes	$1.38	$1.33

The following table shows the reconciliation of net income to adjusted pre-tax return on equity (in thousands, except percentages):

	Trailing Twelve Months March 31,
	2018	2017
	(unaudited)
Reconciliation of net income to adjusted pre-tax return on equity:
Net income	$781,866	$367,004
Amortization of debt discounts and issuance costs	28,484	32,773
Stock-based compensation	19,463	17,475
Insurance recovery on settlement	(950)	(2,000)
Provision for income taxes	(164,895)	203,121
Adjusted net income before income taxes	$663,968	$618,373

Shareholders' equity as of March 31, 2017 and 2016, respectively	$3,459,232	$3,104,403
Shareholders' equity as of March 31, 2018 and 2017, respectively	$4,226,623	$3,459,232
Average shareholders' equity	$3,842,928	$3,281,818

Adjusted pre-tax return on equity (TTM)	17.3%	18.8%

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2018	2017
	(unaudited)
Operating Activities
Net income	$110,651	$84,937
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	136,134	123,909
Stock-based compensation	3,432	3,773
Deferred taxes	30,668	48,941
Amortization of debt discounts and issuance costs	8,022	8,992
Amortization of prepaid lease costs	7,020	4,037
Gain on aircraft sales, trading and other activity	(765)	(7,264)
Changes in operating assets and liabilities:
Other assets	(25,605)	(20,359)
Accrued interest and other payables	(24,913)	(30,549)
Rentals received in advance	2,023	3,247
Net cash provided by operating activities	246,667	219,664
Investing Activities
Acquisition of flight equipment under operating lease	(362,519)	(597,254)
Payments for deposits on flight equipment purchases	(63,751)	(200,549)
Proceeds from aircraft sales, trading and other activity	—	96,840
Acquisition of aircraft furnishings, equipment and other assets	(54,970)	(51,464)
Net cash used in investing activities	(481,240)	(752,427)
Financing Activities
Issuance of common stock upon exercise of options and warrants	2,628	864
Cash dividends paid	(10,359)	(7,714)
Tax withholdings on stock-based compensation	(7,141)	(5,252)
Net change in unsecured revolving facility	(510,000)	(60,000)
Proceeds from debt financings	1,230,765	487,955
Payments in reduction of debt financings	(537,444)	(46,598)
Debt issuance costs	(2,623)	(1,531)
Security deposits and maintenance reserve receipts	48,754	56,165
Security deposits and maintenance reserve disbursements	(16,665)	(7,840)
Net cash provided by financing activities	197,915	416,049
Net decrease in cash	(36,658)	(116,714)
Cash, cash equivalents and restricted cash at beginning of period	308,282	290,802
Cash, cash equivalents and restricted cash at end of period	$271,624	$174,088
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $12,816 and $11,402 at March 31, 2018 and 2017, respectively	$95,466	$90,059
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment and other assets applied to payments for deposits on flight equipment purchases	$79,677	$220,610
Cash dividends declared, not yet paid	$10,397	$7,736